Exhibit 99.1
Great Plains Energy 2011 Analyst Meeting August 8, 2011

Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather- related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy's and KCP&L's quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-Looking Statement 2

Today's Agenda Part 1 - Introduction 9:00 - 9:05 a.m. Review of Agenda Michael W. Cline, VP Investor Relations and Treasurer Part 2 - CEO Welcome 9:05 - 9:10 a.m. Opening Comments Introduction of GXP Senior Leadership Team Attendees Michael J. Chesser, Chairman and CEO Part 3 - Review of 2011 Second Quarter 9:10 - 9:30 a.m. Regulatory and Operations Terry Bassham, President and COO Financial Results James C. Shay, SVP, Finance and Strategic Development and CFO 3

Today's Agenda Part 4 - "GXP: Transformed, Focused and Looking Ahead" 9:30 - 11:00 a.m. Overview - Mr. Chesser Operations and Regulatory Strategy - Mr. Bassham Environmental Renewable Energy and Energy Efficiency Transmission Plant Operations Regulatory State of the Service Territory / Demand and Load Growth Financial Strategy - Mr. Shay 2011 and 2012 EPS Guidance / 2013 Drivers Capital Expenditures and Rate Base Dividends Cash Flow and Financing Strategy Concluding Thoughts - Mr. Chesser Part 5 - Q&A 11:00 - 11:30 a.m. Moderated by Mr. Chesser 4

PART 2 CEO Welcome 5

Welcome Michael J. Chesser Chairman and CEO 6

PART 3 Review of 2011 Second Quarter 7

Terry Bassham President and COO 8

Operations and Regulatory Update Customer Consumption Plant Performance Customer Satisfaction Survey Results LaCygne Predetermination Filing GMO Rate Case - Recent Developments 9

1Weighted average Customer Consumption Customer Consumption Customer Consumption 3 As of June 30 2 Drivers contributing to the portion of the YTD decline that occurred in 1Q11 may have included a) switching to natural gas heat; b) conversion to more efficient heat pumps; c) conservation among KCP&L KS customers on an all-electric rate triggered by a substantial rate increase for this rate class in KCP&L's 2010 KS rate case; and d) continued challenges in the local economy 10

Q2 2011 Q2 2010 YTD 2011 YTD 2010 Equivalent Availability 0.7 0.87 0.72 0.83 Capacity Factor 0.61 0.8 0.64 0.77 Plant Performance 11

Source: J.D. Power and Associates 2011 Electric Utility Residential Customer Satisfaction StudySM Tier 1 Tier 2 Tier 3 Tier 4 Customer Satisfaction 12

KCP&L filed with KCC in February for predetermination of environmental retrofits at LaCygne 1 and 2 with total project cost of $1.23 billion; KCP&L's total share is $615 million and Kansas jurisdictional share is $281 million Filing includes KCP&L's request for a LaCygne project-specific rider Interveners include KCC Staff, Westar, Citizens' Utility Ratepayers Board ("CURB"), Sierra Club, Great Plains Alliance for Clean Energy ("GPACE"), Kansas Industrial Consumers Group ("KIC") Hearings conducted in July; KCC order expected in August 2011 Kansas Predetermination Filing Update Kansas Predetermination Filing Update (a) KCP&L's share of jointly-owned facility (b) LaCygne 1 currently has a scrubber installed; however, 2011-13 capital expenditure plan includes the installation of a new scrubber on the unit (c) Existing scrubber removes particulate matter but will be replaced by the baghouse (d) Existing precipitator will be replaced by the baghouse Installed Installation of this equipment is scheduled to begin during the period covered by the 2011-2013 capital expenditure plan Not installed (c) (d) 13

GMO Rate Case - Recent Developments Rates effective June 25, 2011 $7.7 million of the L&P division's $29.8 million increase deferred and phased-in over a two-year period, plus carrying costs MPSC to determine carrying cost methodology; hearing scheduled for October 2011 Crossroads Energy Center rate base and related transmission expense disallowance No impairment recognized GMO appealing in Cole County Circuit Court 14

2011 Second Quarter Financial Overview James C. Shay SVP, Finance & Strategic Development and CFO 15

2011 Quarterly and Year-to-Date EPS Reconciliation Versus 2010 Special Factors Weather & WN Demand Lag Other Total 1Q 2011 $0.07 $0.03 $0.04 $0.14 2Q 2011 $0.06 $0.04 $0.02 $0.04 $0.16 Year To Date $0.13 $0.07 $0.06 $0.03 $0.29 2010 EPS 2011 EPS Decrease in EPS 1Q $0.15 $0.01 $0.14 2Q $0.47 $0.31 $0.16 Year To Date $0.61 $0.32 $0.29 Contributors to Lower 2011 EPS Compared to 2010 Note: Numbers may not add due to the effect of dilutive shares on EPS 16

Earnings (in Millions) Earnings (in Millions) Earnings per Share Earnings per Share 2011 2010 2011 2010 Electric Utility $ 49.0 $ 71.7 $ 0.35 $ 0.53 Other (5.6) (7.3) (0.04) (0.06) Net income 43.4 64.4 0.31 0.47 Less: Net income attributable to noncontrolling interest 0.0 (0.1) - - Net income attributable to Great Plains Energy 43.4 64.3 0.31 0.47 Preferred dividends (0.4) (0.4) - - Earnings available for common shareholders $ 43.0 $ 63.9 $ 0.31 $ 0.47 Great Plains Energy Consolidated Earnings and Earnings Per Share - Three Months Ended June 30 (Unaudited) Electric Utility's net income decreased $22.7 million including a $14.5 million decrease in gross margin* Common stock outstanding for the quarter averaged 138.9 million shares, about 2 percent higher than the same period in 2010 *Gross margin a non-GAAP measure that is defined and reconciled to GAAP operating revenues in Appendix A 17

Electric Utility's net income decreased $40.6 million including a $22.9 million decrease in gross margin* Common stock outstanding for the year to date averaged 138.6 million shares, about 1 percent higher than the same period in 2010 Earnings (in Millions) Earnings (in Millions) Earnings per Share Earnings per Share 2011 2010 2011 2010 Electric Utility $ 56.0 $ 96.6 $ 0.40 $ 0.71 Other (10.3) (11.9) (0.07) (0.09) Net income 45.7 84.7 0.33 0.62 Less: Net (income) loss attributable to noncontrolling interest 0.1 (0.1) - - Net income attributable to Great Plains Energy 45.8 84.6 0.33 0.62 Preferred dividends (0.8) (0.8) (0.01) (0.01) Earnings available for common shareholders $ 45.0 $ 83.8 $ 0.32 $ 0.61 Great Plains Energy Consolidated Earnings and Earnings Per Share - Year to Date June 30 (Unaudited) *Gross margin a non-GAAP measure that is defined and reconciled to GAAP operating revenues in Appendix A 18

2Q '11 2Q '10 49 71.7 Key Earnings Drivers 2Q ' 11 2Q '10 KCP&L 0.35 0.53 Electric Utility Second Quarter Results Decreased gross margin* Extended Wolf Creek outage Unfavorable weather Higher coal transportation costs Lower weather-normalized demand Above factors partially offset by new KCP&L retail rates Decreased income tax expense Lower pre-tax income Increased other operating expenses O&M and property taxes related to Iatan 2 Pension expense Decreased depreciation and amortization Lower regulatory amortization Decreased non-operating income and expenses Lower AFUDC equity Charges related to organizational realignment and voluntary separation program $13.4M Pre-tax $10.8M $15.5M Pre-tax $14.5M Pre-tax $10.0M Pre-tax $3.0M Pre-tax *Gross margin is a non-GAAP measure that is defined and reconciled to GAAP operating revenues in Appendix A 19

2Q '11 2Q '10 KCP&L 56 96.6 2Q ' 11 2Q '10 KCP&L 0.4 0.71 Electric Utility Year to Date Results Decreased depreciation and amortization Lower regulatory amortization Decreased income tax expense Lower pre-tax income Increased other operating expenses O&M and property taxes related to Iatan 2 Disallowances and other costs resulting from MO rate case orders Pension expense Decreased non-operating income and expenses Lower AFUDC equity Charges related to organizational realignment and voluntary separation program Key Earnings Drivers $23.2M Pre-tax $21.5M $27.9M Pre-tax Decreased gross margin* Lower weather-normalized demand Extended Wolf Creek outage Higher coal transportation costs Unfavorable weather Above factors partially offset by new KCP&L retail rates $22.9M Pre-tax $19.8M Pre-tax $12.7M Pre-tax *Gross margin is a non-GAAP measure that is defined and reconciled to GAAP operating revenues in Appendix A 20

Secured debt = $748.7 (19%), Unsecured debt = $3,227.1 (81%) (1) GPE guarantees substantially all of GMO's debt (2) Weighted Average Rates - excludes premium / discounts and fair market value adjustments; includes full Equity Units coupon (12%) for GPE (3) Includes current maturities of long-term debt Long-Term Debt Maturities (4) Debt Profile as of June 30, 2011 (4) 2013 reflects mode maturity for $167.6 million of KCP&L tax-exempt bonds subject to remarketing prior to final maturity date 21

2008 2009 2010 2Q 2011 0.603 0.567 0.563 0.572 2008 2009 2010 LTM** East 0.062 0.091 0.165 0.127 2008 2009 2010 LTM** 2.2 2.5 4.2 3.6 Moody's Standard & Poor's Great Plains Energy Outlook Stable Stable Corporate Credit Rating - BBB Preferred Stock Ba2 BB+ Senior Unsecured Debt Baa3 BBB- KCP&L Outlook Stable Stable Senior Secured Debt A3 BBB+ Senior Unsecured Debt Baa2 BBB Commercial Paper P-2 A-2 GMO Outlook Stable Stable Senior Unsecured Debt Baa3 BBB Current Credit Ratings * All ratios calculated using Standard and Poor's methodology. Ratios are non-GAAP measures that are defined and reconciled to GAAP in Appendix A ** Last twelve months as of June 30, 2011 Credit Profile for Great Plains Energy 22

PART 4 "GXP: Transformed, Focused and Looking Ahead" 23

Overview Michael J. Chesser Chairman and CEO 24

GXP's Transformation: 2005 - Present 25

26 2005 - 2,382 2010 - 3,188 INCREASE = 34% 2005 - 500,000 2010 - 823,200 INCREASE = 65% 2005 - 14,400 2010 - 25,600 INCREASE = 78% 2005 - 2,788 MW 2010 - 4,345 MW INCREASE = 56% 2005 - $2.12 Billion 2010 - $5.59 Billion INCREASE = 164% GXP's Transformation: 2005 - Present Rate Base Utility Employees Customers T&D Route-Miles Base Load Generation 26

Environmental Rules Natural Gas Prices Load Growth Energy Legislation Cost of Capital Emergent Technologies Drivers of Industry Change 27

We are Intensely Focused on GXP's Keys to Future Success...... Implement Strategies to Minimize Regulatory Lag Demonstrate Financial Discipline Through O&M Control and Prudent Capital Allocation Generate Sustainable Improvement in Credit Metrics Maintain Strong Emphasis on Regulatory Processes and Relationships Deliver Exceptional Customer Satisfaction Identify Growth Opportunities That Fit Core Competencies Achieve Excellence in Generation and T&D Operations 28

.....Which Will Deliver Value to Shareholders Earnings Growth Expected Through Reduced Regulatory Lag, Disciplined Cost Management and Long-Term Rate Base Growth Competitive Dividend Goal to Maintain Competitive Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets Objective: Improved Total Shareholder Returns 29

GXP - A Compelling Investment Thesis Proven track record of constructive regulatory treatment Credibility with regulators in terms of planning and execution of large, complex projects Competitive retail rates on a regional and national level supportive of potential future investment Diligent Regulatory Approach Target significant reduction in regulatory lag Seek to deliver earnings growth and increasing and sustainable cash dividends as a key component of Total Shareholder Return ("TSR") Priority to improve / stabilize key credit metrics Focused on Shareholder Value Creation Excellent Relationships with Key Stakeholders Customers - Tier 1 customer satisfaction Suppliers - strategic supplier alliances focused on long-term supply chain value Employees - strong relations between management and labor (3 IBEW locals) Communities - leadership, volunteerism and high engagement in the areas we serve Environmental - additional ~$1 billion of "High Likelihood" capital projects planned to comply with existing / proposed environmental rules Transmission - additional $0.4 billion of capital additions planned Renewables - driven by Collaboration Agreement and MO/KS RPS; potential capital additions if attractive equity financing is available Other Growth Opportunities - selective future initiatives that will leverage our core strengths Attractive Platform for Long-Term Growth 30

Operations and Regulatory Strategy Terry Bassham President and COO 31

Topics Environmental Renewable Energy and Energy Efficiency Transmission Plant Operations Regulatory State of the Service Territory / Demand and Load Growth 32

Environmental 33

Key Themes - Environmental Estimated cost of compliance with current / proposed legislation = approximately $1 billion: LaCygne Unit 1 (368 MW*) - scrubber and baghouse - 2015 Unit 2 (341 MW*) - full Air Quality Control System ("AQCS") - 2015 Montrose 3 (176 MW) - full AQCS - 2016 (approx.) Sibley 3 (364 MW) - scrubber and baghouse - 2016 Other retrofits less likely and therefore not included in estimated cost of compliance: Montrose 1 and 2 (total capacity 334 MW) Sibley 1 and 2 (total capacity 102 MW) Lake Road 4 and 6 (99 MW) *KCP&L's share of jointly-owned facility 34

(g) (a) KCP&L's share of jointly-owned facility (b) LaCygne 1 currently has a scrubber installed; however, 2011-2013 capital expenditure plan includes the installation a new scrubber on the unit (c) Existing scrubber removes particulate matter; a baghouse is expected to be installed (d) Existing precipitator will be replaced by a baghouse (e) Sibley 1 and 2 both have selective noncatalytic reduction systems ("SNCRS") installed Planned for Unit 3 only Planned for Unit 1 only ^ Installed Installation planned Not installed Emissions Control Equipment - Coal Fleet (f) (f) (f) 35

Environmental Estimated cost of approximately $1 billion (excluding AFUDC and property tax) to comply with current and proposed rules: Currently-effective CAIR (to be replaced by the Cross-State Air Pollution Rule in 2012) and BART Industrial Boiler MACT Proposed Utility Boiler MACT SO2 NAAQS Estimated cost reflects three "high likelihood" projects; depending on final requirements, other projects are possible but are currently considered "less likely" "High Likelihood" projects: KCP&L Retrofit of LaCygne 1 & 2 (KCP&L's capacity share - 709 MW) To comply with KDHE consent decree to achieve BART compliance for LaCygne by 6/1/15 Unit 1 - Wet scrubber, baghouse, activated carbon injection Unit 2 - Selective Catalytic Reduction system ("SCR"), wet scrubber, baghouse, activated carbon injection, over-fired air, low NOx burners 36

Environmental KCP&L (continued) LaCygne Retrofit (continued) KCP&L's share of cost estimated at $615 million 3-year capex plan in 2010 10-K included $63 million, $171 million, and $195 million in 2011, 2012 and 2013, respectively, for the project Assuming KCC authorizes predetermination by August 22, construction is expected to commence shortly thereafter Retrofit of Montrose 3 (Capacity - 176 MW) Assumes compliance by approximately 2016 under the proposed Utility Boiler MACT and potential future ozone rules Possibly a wet scrubber or other SO2 control options, Selective Non-Catalytic Reduction system, baghouse, activated carbon injection GMO Retrofit of Sibley 3 (Capacity - 364 MW) Assumes compliance by 2016 under the proposed Utility Boiler MACT Possibly a wet scrubber or other SO2 control options, baghouse, activated carbon injection $24 million included in 2010 10-K capex plan (2013) 37

Environmental "Less Likely" projects: KCP&L Retrofit of Montrose 1 & 2 (combined capacity - 334 MW) Assuming no retrofit, expected closure of units would be 2016 - 2018 GMO Retrofit of Sibley 1 & 2 (combined capacity - 102 MW) Assuming no retrofit, expected closure of units would be in 2016 - 2018 Retrofit of Lake Road 4 and 6 (combined capacity - 99 MW) Assuming no retrofit, expected closure of would be 2016 - 2018 Any capacity and/or energy requirements resulting from decision not to proceed with "Less Likely" projects expected to be met through (1) renewable energy additions required under Missouri and Kansas Renewable Portfolio Standards; (2) demand side management programs; (3) construction of combustion turbines and/or combined cycle units; and/or (4) purchased power agreements 38

Renewable Energy and Energy Efficiency 39

Key Themes - Renewable Energy and Energy Efficiency Future renewable requirements driven by the following: 2007 Collaboration Agreement with Sierra Club Renewable Portfolio Standards ("RPS") in Missouri and Kansas Flexibility regarding acquisition of future renewable resources Through Purchased Power Agreements ("PPAs") and purchases of Renewable Energy Credits ("RECs"); or Adding to rate base if supported by credit profile and availability of equity financing Energy efficiency expected to be a key component of future resource portfolio Aggressive pursuit planned with appropriate regulatory recovery 40

Current Renewable Energy Portfolio Spearville Wind Energy Facility in Western Kansas KCP&L-Owned Wind Generation Spearville Wind Energy Facility 100.5 MW capacity completed in 2006 Spearville 2 Wind Energy Facility 48 MW capacity completed in 4Q 2010 Not yet included in KCP&L's KS jurisdictional rate base KCP&L Wind PPA Cimarron, KS 131 MW to be completed in 2012 KCP&L-Owned RECs 24 MW Wind for 2011 4.5 MW Solar for 2011 GMO Wind PPA Gray County, KS 60 MW completed in 2001 41

Drivers of Future Renewable Energy Needs Collaboration Agreement with Sierra Club Renewable Portfolio Standards - KS and MO Future Renewable Requirements 2007 Agreement KCP&L pledged to add 100 MW of wind (beyond initial 100.5 MW at Spearville) by end of 2010 and 300 MW by end of 2012, subject to regulatory approval 48 MW built in 2010 and 52 MW of RECs purchased for 2010 applied to 2010 commitment; 48 MW and recent 131 MW PPA apply toward 2012 commitment Refreshed recent RFP to evaluate options for remaining 221 MW commitment RPS requirements are different in each state Missouri requirements based upon retail energy sales and include solar needs Kansas requirements based upon retail peak load 42

2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 0.1 0.1 0.1 0.1 0.1 0.15 0.15 0.15 0.15 0.2 Renewable Portfolio Standards - Kansas KCP&L's Kansas jurisdiction required to have renewable energy generation capacity equal to at least 10% of three-year average Kansas peak retail demand beginning in 2011 Requirement increases to 15% in 2016 and 20% in 2020 Renewable resources include wind, solar, biomass, landfill gas and hydropower Can be met with owned generation, PPAs or RECs KCP&L believes it has sufficient resources to comply with 2011 Kansas requirements using banked RECs, installed capacity and the purchase of 77,000 RECs (equivalent to 24 MW) 43

Renewable Portfolio Standards - Kansas 44

2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 0.02 0.02 0.02 0.05 0.05 0.05 0.05 0.1 0.1 0.1 0.15 Renewable Portfolio Standards - Missouri Requirement for KCP&L's Missouri jurisdiction and GMO that at least 2% of electricity provided to retail customers comes from renewable resources beginning in 2011 Requirement increases to 5% in 2014, 10% in 2018 and 15% in 2021 Small portion required to come from solar resources Renewable resources include wind, solar, biomass and hydropower Can be met with owned generation, PPAs or RECs Spearville 1, Spearville 2 and Gray County PPA are expected to provide sufficient banked RECs and annually generated RECs to comply with Missouri non-solar requirements through 2016. The solar requirement in 2011 is anticipated to be met through solar RECs 45

Renewable Portfolio Standards - Missouri 46

Renewable Generation - Summary Key Considerations Availability of Production Tax Credit ("PTC") Pursuit of lowest cost resource dependent upon ownership vs. PPA market pricing Ownership also dependent upon availability of equity financing on attractive terms Ability to access transmission service in western Kansas is essential Issuance of RFP to evaluate options to meet Sierra Club commitment (subject to regulatory approval) Risks Reduction or elimination of PTC creates uncertainty about future project costs Continued visibility of state RPS during period of slow economic growth Slowed pace of transmission investment increases potential for stranded assets Note: Chart does not include resources that may be added to meet 2012 Sierra Club commitment, subject to regulatory approval 47

Current Energy Efficiency Portfolio Current energy efficiency portfolio started out of a series of pilot programs approved under the Comprehensive Energy Plan in 2005 Focused on developing programs that provide a lower cost alternative to traditional generation Provides economic and environmental benefits to region Since 2005, have worked to build customer and channel partner relationships that optimize program delivery channels Programs have yielded nearly 205 MW of demand-side resource capability through year-end 2010 Company estimates indicate 600 MW of cost- effective energy efficiency potential over the next ten years Study underway to validate such potential 48

While a significant amount of energy efficiency potential exists within our service territory, a supportive regulatory framework has yet to be implemented in either Missouri or Kansas Missouri Strides have been made in Missouri with the passing of supportive legislation in 2009 that provides for: Timely recovery of energy efficiency program costs Alignment of financial incentives Timely earnings opportunities Regulatory rules were developed in support of this legislation in 2010 and finalized in mid-2011 Kansas While similar legislation has not been passed in Kansas, several regulatory dockets have been advanced to evaluate the potential and enablers required for utility pursuit of energy efficiency These dockets have also initiated a framework for energy efficiency investment in Kansas KCP&L committed to pursue an additional 300 MW of energy efficiency by 2012 in the 2007 Collaboration Agreement (subject to regulatory approval of appropriate recovery mechanism) Energy Efficiency Policy Considerations 49

Given the potential for energy efficiency and the benefits of a diversified resource portfolio, energy efficiency remains a key part of our strategy to meet customer needs over the long-term We will, however, pursue such investments only under a regulatory framework that balances the interests of both customers and shareholders Investments in energy efficiency must be treated comparably to traditional rate base investments Plan is to file for such regulatory treatment in Missouri by end of August 2011 Expect Commission ruling by year-end 2011 During second half 2011, plan to also begin collaborative discussions with stakeholders toward pursuit of an acceptable regulatory recovery mechanism in Kansas Energy Efficiency Strategy 50

Transmission 51

Key Themes - Transmission Two significant projects are currently in GXP's plans: Iatan-Nashua 345kV line - Projected $54M total cost and 2015 in-service date Sibley-Maryville-Nebraska City 345kV line - Projected $380M total cost and 2017 in- service date Increasingly competitive environment requires consideration of strategic options Flexibility is important - opportunity to pursue projects unilaterally but also preserve capital if needed through partnership 52

KCP&L and GMO have approximately 3,400 circuit-miles of transmission lines within the combined service territory Transmission in rate base of $429 million represents about 7% of combined total rate base Member of the Southwest Power Pool ("SPP") Transmission Overview 53

Regional Transmission Development

- In recent years, the SPP has taken aggressive steps to advance the development of the transmission system within the SPP region
  - Greater ability to connect emerging wind generation with the regional population centers
  - Improved reliability, lower congestion
- As a result, SPP has developed two sets of transmission projects: Balanced Portfolio & Priority Projects:


SPP Southwest Power Pool
Portfolio 3-E
(Without Chesapeake)
Axtell
Iatan
Nashua
Knoll
Swissvale-Stilwell Tap
Spearville
Woodward
Sooner
Cleveland
Muskogee
Anadarko XF
Seminole
Tuco


Nebraska City
Maryville
Sibley
Spearville
Wichita
Comanche
Medicine Lodge
Hitchland
Woodward
Tulsa
Riverside
Valliant
Northwest Texarkana
SPP Southwest Power Pool
Priority Projects
(Group 2)

KCP&L / GMO expect to make $430 million of these investments

- **<u>SPP Balanced Portfolio</u>**
  - Initial set of region-wide economic-based transmission plans
  - 7 projects; $840M total investment
  - KCP&L's projects:
    - Iatan-Nashua 345kV, 30 miles, $54M
      - 2011 – 2013 cap ex plan includes $6M (in 2013)
      - Expected in-service: 2015
    - Swissvale-Stilwell tap 345kV, $2M
      - Expected in-service: 2012

- **<u>SPP Priority Projects</u>**
  - Latest set of region-wide economic-based transmission plans
  - 6 projects; $1.4B total investment
  - GMO's project:
    - Sibley-Maryville-Nebraska City 345kV, 170 miles, projected cost ~$380M
      - 2011 – 2013 cap ex plan includes $41M (in 2013)
      - Expected in-service date: 2017

GREAT PLAINS ENERGY
54
2011 Analyst Meeting

As highlighted previously, KCP&L and GMO have approximately $430 million of transmission investment projects planned over the next six years These projects provide benefits for regional customers by lowering the cost of power and delivery of new renewable energy while also presenting opportunities for solid rate base growth within the KCP&L service territory Options for current and potential future projects consider the emerging competitive nature of transmission investments Base plan is to pursue investment in these specific projects, however, partnership opportunities may exist that create greater value for both customers and investors Will evaluate and pursue incremental strategies that create the greatest value for both KCP&L's customers and investors Projects expected to be financed through a combination of internally generated funds and strategic short-term/long-term debt financing Transmission Strategy 55

Plant Operations 56

Key Themes - Plant Operations No additional baseload generation expected for several years Targeting modest improvements in existing fleet performance in the coming years No changes currently planned regarding nuclear's role in the portfolio 57

Capacity Mix Energy Mix (Projected) Coal 0.53 0.8 Gas 0.26 0.02 Nuclear 0.09 0.15 Oil 0.06 0.001 Wind 0.06 0.03 DSM 0.02 Generation Portfolio Note: Map excludes wind generation of 148 MW at Spearville Wind Energy Facility in western Kansas as well as 297 MW of natural gas peaking generation at the Crossroads Energy Center in northwest Mississippi 58

Generation Strategy Addition of Iatan 2 provides flexibility to evaluate complex cross-currents driving future capacity expansion before committing to a course of action Three-pronged approach to meet the future energy needs of our region Environmental Retrofits Remaining uncontrolled coal plants may be environmentally retrofitted or retired/mothballed Diversified Generation Portfolio and Demand Side Management Displaced generation from potential plant retirements anticipated to be replaced with gas generation, renewable energy, demand side management and energy efficiency programs and/or PPAs Beyond compliance with Missouri and Kansas RPS, no additional capacity needs expected until 2016-2018 Improved Fleet Availability Benchmark fleet on a unit by unit basis; strategically deploy capital to improve unit availability 59

Fleet Availability Strategic initiative designed to improve the availability of our generating units began in 2009 60

Coal Fleet EAF Performance

- Historical
  - 2010 EAF (excluding Iatan 2) was approximately 82%, a three percentage point improvement over 2009 – our best performance since 2004
    - Implemented capital improvements to equipment to reduce repeated forced outages or load reductions
      - Replaced cyclones and furnace tube section at LaCygne 1
      - Replaced furnace tube section at Iatan 1
      - Installed economizer outlet sootblowers, replaced waterwall and furnace tube section at Sibley 3

- Strategies for Improvement
  - Benchmark fleet performance on a unit-by-unit basis
  - Plan to manage maintenance capital expenditures generally in line with depreciation while improving EAF to mid-80% range by deploying capital to areas of benefit
    - Deploying capital based on size of unit
    - Use benchmark data to strategically deploy capital to high risk areas causing outage or load reduction
  - Continue "Cruise Rating" initiative - seeks optimum loading point versus maintenance costs, outage rates

GREAT PLAINS ENERGY 61 2011 Analyst Meeting

KCP&L is comfortable with nuclear as part of a balanced generating portfolio - Wolf Creek is our lowest incremental cost unit and considered an important part of the fleet No current plans for second unit at Wolf Creek site, but will continue to evaluate options for site development Will continue to focus on management options to improve operational performance of plant Looking ahead, we believe that legislative change to allow CWIP in rate base will be essential before nuclear investment advances in Missouri Missouri utility consortium (Missouri Energy Development Association) continues to support such changes Nuclear Strategy Wolf Creek Nuclear Plant - Burlington, Kansas Post-Fukushima, NRC emphasis on ensuring safety of stored spent fuel and reassessing emergency preparedness and onsite response for all U.S. nuclear operators NRC response appears to be controlled and deliberate 62

Regulatory 63

Key Themes - Regulatory Our rates continue to compare well regionally and nationally Over the last five years, the Company has received fair and constructive treatment in both Kansas and Missouri, allowing for recovery of our CEP capital additions We continue to aggressively pursue strategies to improve our operating cost structure and are evaluating the best combination of rate cases and riders/trackers to reduce regulatory lag while minimizing the impact on customers 64

We continue to aggressively pursue strategies to improve our operating cost structure Have reduced ongoing O&M over last three years to offset increasing costs in the areas of transmission, nuclear and pensions & benefits Organization Realignment and Voluntary Separation Program announced earlier in 2011 reduced management headcount by 140 (12% of total management positions) Continue to manage headcount by implementing process improvements and strategically deploying technology advancements while also benefiting from natural attrition For 2011, froze nearly all executive salary increases, limited management employee merit increases to 1% and are aggressively pursuing efficiency improvements across our supply chain Actions have allowed us to operate within our approved cost of service in all but a few areas: Transmission Expenses Wolf Creek Nuclear Operations and Maintenance Property Taxes Fuel and Purchased Power, Including New Wind PPAs (KCP&L-MO only) Cost Reduction Actions 65

Strong Track Record of Execution

Comprehensive Energy Plan

	Project description	Comments
Wind	• 100 MW plant in Spearville, KS • Began construction in 2005	✓ Completed in Q3 2006 ✓ In rate base from 1/1/2007 ✓ No regulatory disallowance
LaCygne Environmental	• Selective Catalytic Reduction (SCR) unit at LaCygne 1	✓ Completed in Q2 2007 ✓ In rate base from 1/1/2008 ✓ No regulatory disallowance
Iatan 1 Environmental	• Air Quality Control System at Iatan 1	✓ Completed in Q2 2009 ✓ Included in KCP&L KS, KCP&L MO and GMO rate base with minimal (1%) disallowance
Iatan 2	• Construction of Iatan 2 super-critical coal plant (850 MW; 73% GXP ownership share)[1]	✓ In-service on 8/26/2010; Included in KCP&L KS, KCP&L MO and GMO rate base with minimal (1%) disallowance

- **Great Plains Energy effectively executed all elements of its Comprehensive Energy Plan and received constructive regulatory treatment**
  - For 12 rate cases completed since 2006[2], KCP&L and GMO achieved 65% of the rate increases requested and inclusion in rate base of over 99% of CEP capital investments

[1] Includes post-combustion environmental technologies including an SCR system, wet flue gas desulphurization system and fabric filter to control emissions

[2] See Appendix B for list and detail of cases

GREAT PLAINS ENERGY 66 2011 Analyst Meeting

Although the results of CEP rate cases were favorable, several issues contributing to current regulatory lag still exist We continue to manage current expenditures, determine cost drivers and identify additional efficiencies so as to live within our authorized revenues New docket in Missouri to consider regulatory lag resulting from allocation differences between two regulatory jurisdictions, e.g., MO and KS Will provide for more constructive regulatory treatment across jurisdictions We are evaluating the opportunity for additional riders and trackers as authorized by statute or precedent (see Appendix B for mechanisms currently used and others potentially available) Subject to ongoing evaluation, our current expectation is to file new rate cases in Missouri and Kansas for new rates effective by January 2013 Future Regulatory Considerations 67

Factors contributing to regulatory lag: Missouri - Approximately $32M of Iatan 2 costs subsequent to October 31, 2010 value assigned in the 2010 Missouri cases Kansas - Approximately $12M of Iatan 2 costs above the value assigned in the 2010 Kansas case Kansas -Approximately $47M of investment for 48MW of wind generation at Spearville 2 (in-service late 2010) - already in KCP&L Missouri rate base Other capital investments placed in-service subsequent to effectiveness of current rates Increased O&M and other costs based on test year and true-up values as compared with amounts currently in rates, including new wind PPAs 2012 conversion to common equity and remarketing of debt related to $287.5M Equity Units Refinancing of GMO high-cost debt - $500M 11.875% Senior Notes that mature July 2012 Ability to seek certain riders and/or trackers only through a general rate case Economic pressures impacting retail demand Future Regulatory Considerations 68

State of the Service Territory / Demand and Load Growth 69

Key Themes - State of the Service Territory Short-term challenges Recent economic challenges have caused labor and housing market growth to remain weak and the recovery is expected to lag the national expansion in the near-term Medium / long-term optimism We operate in a geographically well-positioned (center of the U.S.) service territory grounded by a diversified economy that continues to evolve in areas such as technology and renewables Longer term, low costs and favorable demographic trends should drive solid growth that will match the U.S. average and outpace that of most other Midwest metro areas 70

KC Metropolitan Area Economy - Snapshot KC Metropolitan Area Economy - Snapshot The Kansas City metro area economy is represented by a diverse set of industries, supported by a sizeable presence in the governmental sector Strengths Diversified economy Stability from governmental sector Well-developed transportation & distribution network Central national location Low cost of living/business Weaknesses Increased competition from other Midwest business centers High dependence on Sprint Nextel and telecom Suburban sprawl Low employment growth Opportunities New Ford product lines create local jobs Google ultra-high speed fiber network supports tech economy Kansas wind power attracts clean- energy firms Source: The Kansas City Business Journal, BLS and Moody's Analytics Source for Listed Attributes: Moody's Analytics 71

KC Metropolitan Area Economy - Snapshot Recent Performance Labor market has firmed recently, but recovery remains sluggish as job growth remains below national and regional averages (as it has since late 2009) Expansion is limited to relatively few industries, such as retail and manufacturing Home prices continue to slide and construction is depressed Nevertheless, the economy is in a better position compared with six months ago, as the labor market is no longer deteriorating Economic Outlook Kansas City does not appear to be at a heightened risk of a second recession as labor market troubles have mostly ended Growth remains weak, however, and the recovery is expected to lag the national expansion in the near-term Later in 2011, however, the recovery is projected to improve in pace and breadth, expanding beyond manufacturing and into key service industries Longer term, low costs and favorable demographic trends are forecasted to drive solid growth that will match the U.S. average and outpace that of most Midwest metro areas *Source: Graphics and text used with permission from Moody's Analytics 72

KC Metropolitan Economy - Key Indicators *Source: Moody's 73

KC Metropolitan Economy - Key Indicators *Source: Moody's Insert RIDER I Need both Chart and Heading Insert RIDER J Need both Chart and Heading *Graphics used with permission from Moody's Analytics 74

James C. Shay Senior Vice President, Finance & Strategic Development and CFO Financial Strategy 75

Topics 2011-2012 Guidance / 2013 Drivers Capital Expenditures and Rate Base Dividends Cash Flow and Financing Strategy 76

2011-2012 Guidance / 2013 Drivers 77

Special Factors Impacting 2011 Guidance 1Q 2Q 2nd Half 2011Estimate Total Disallowances and other accounting effects from Missouri rate case orders [$0.03] [$0.03] Organizational realignment and voluntary separation program [$0.04] [$0.01] [$0.05] Wolf Creek extended outage and replacement power [$0.05] [$0.05] Coal conservation due to flooding [$0.10] [$0.10] Total [$0.07] [$0.06] [$0.10] [$0.23] (b) (a) Range [$0.08] to [$0.12] Range [$0.21] to [$0.25] (All Amounts Per-Share) 78

2011 Earnings Guidance Range - $1.10 - $1.25 Year to Date June 2011 Versus Full Year 2010 Weather-Normalized ("WN") Year to Date June 2011 Versus Year to Date June 2010 (All Amounts Per-Share) 79

2011 Earnings Guidance Variability EPS guidance variability of $0.15 or approximately $34M in pre-tax income Potential drivers Retail Demand Load growth Weather Other Coal conservation Fuel, purchased power, wholesale margin (KCP&L Missouri) Transmission costs, including SPP Balanced Portfolio and Priority Projects Non-Fuel Operating and Maintenance ("NFOM") expenses Property taxes Interest expense Income taxes Other income and expense 80

Potential Earnings from Regulated Operations Based on Recent Rate Case Outcomes 12012 includes conversion to 17.1M shares of GXP common stock in June 81

2011 Earnings Guidance - $1.10 - $1.25 Primarily Construction Work in Progress, Net of AFUDC Depreciation in Excess of Rates Due to Plant Additions After Rate Case True Up Dates Results Due to Lack of Fuel Adjustment for KCPL-MO, Including Partial Year Impact of Coal Rail Contract; MO/KS Jurisdictional Recovery Gaps Property Taxes and Transmission Expenses in Excess of Amounts Included in Rates Assumes NFOM Expense Will Be Managed Within Level of Retail Demand in Rate Cases Missouri Partial Year Rate Cases - KCP&L Effective Early May; GMO Effective Late June Rate Case Disallowances; Organizational Realignment and Voluntary Separation Program; Wolf Creek Extended Outage; Coal Conservation Amounts Not Allowed in Rates, e.g., Charitable Contributions, Community Involvement, Allocated Corporate Expenses Financing Costs Relating to Assets Not in Rates (Primarily Goodwill and Deferred Income Taxes Related to GMO Acquisition) Normalized Lag of Approximately 100 Basis Points Total Estimated Regulatory Lag of Approximately 200 to 300 Basis Points 82

2012 Earnings Guidance - $1.35 - $1.55 2012 Versus 2011 Guidance Change Due to Additional Shares From Equity Units Converted to GXP Common Stock in June 2012 Impacts of Capital Expenditures and Related AFUDC Impacts of Additional Plant Placed in Service and Not in Rates Elimination of 2011 Coal Rail Contract Lag Related to Timing of KCP&L-MO Rate Case Changes in Property Taxes and Transmission Expenses Covered by Guidance Variability Assumes NFOM Expense Will Be Managed Within Level of Retail Demand in Rates Full Year Missouri Rate Cases in Place Assumes 2011 Special Factors Do Not Impact 2012 No Anticipated Change in Corporate/Shareholder Costs No Anticipated Change in Non Regulatory Capital Cost Total Estimated Regulatory Lag of Approximately 100 to 200 Basis Points 83

2012 Earnings Guidance Variability EPS guidance variability of $0.20 or approximately $48M in pre- tax income Potential Drivers Retail Demand & NFOM Base assumption is changes in weather-normalized demand offset changes in NFOM Weather Riders/Trackers Transmission costs Property taxes Other Fuel, purchased power, wholesale margin (KCP&L Missouri) Transmission costs for SPP Balanced Portfolio and Priority Projects Property taxes Interest expense Income taxes Other income and expense 84

2012 Earnings Guidance Range - $1.35 - $1.55 (All Amounts Per-Share) 85

Target is 50 basis points of lag in regulated operations in 2013 (compared to approximately 100-200 basis points reflected in 2012 guidance) Strategies to reduce lag in 2013 are 1) operational and 2) regulatory Operational High level of system reliability and plant performance Continue baseline assumption that changes in NFOM and weather-normalized load are offsetting Aggressively manage NFOM as close to allowed level in rates as possible Demand growth would potentially create earnings upside Increased AFUDC from environmental and other capital projects Regulatory Currently-expected rate cases and/or riders & trackers: Rate cases - present view contemplates filing to achieve new rates effective beginning of 2013 Riders & Trackers - initial focus on property taxes and transmission expenses Other drivers Weighted average shares - increase to 154M with full-year impact from Equity Units conversion Other impacts from Equity Units conversion ROE benefit from additional equity in capital structure largely offset by significantly lower interest expense on Equity Units' remarketed debt Full-year impact from refinancing GMO high-coupon debt Expected to be negative in terms of GAAP interest expense 2013 Projected Drivers 86

Capital Expenditures and Rate Base 87

Projected 2011-2015 Capital Expenditures Generation includes remaining costs related to Iatan 2 in 2011 Environmental includes "High Likelihood" retrofits for LaCygne, Montrose, and Sibley T&D includes SPP Balanced Portfolio and Priority Projects for Iatan-Nashua, Swissvale- Stilwell, and Sibley-Maryville-Nebraska City Projected Per 2010 10K Disclosure 88

Rate Base Growth *In Progress includes: Plant in service but not in rates Construction Work In Progress, including environmental and transmission projects Changes in deferred income taxes, including book-versus-tax differences and bonus depreciation Projected Year End Balances Remaining Iatan 2 (MO/KS), Spearville 2 (KS), Other LaCygne Env, Trans, Other In Current Rates 89

Dividends 90

Utility sector has traditionally been required to finance dividends during periods of high capital spending: Dividends However, the impact on GXP from the recent capital spending cycle has been more significant than for the industry at large: *Net Free Cash Flow ("NFCF"), as used by GXP, is a non-GAAP measure and is defined in Appendix A CEP was the largest capital spending program in GXP's history and essential to securing a long-term energy future for its customers. The relative size of the investment combined with a challenging economy, however, have contributed to lower credit rating for GXP than the industry overall GXP seeks to boost TSR through dividend growth but also desires to strengthen credit profile 91

Strong emphasis on improving credit metrics Objective is visibility to sustainable FFO / Adjusted Debt* of 16%+ beginning in 2012 Dividend is reviewed quarterly in context of this objective as well as a belief that a sustainable and increasing dividend is a key driver of TSR and therefore a desirable goal Target payout ratio remains 50-70% Dividend Strategy Considerations Competitive Dividend Goal to Maintain Competitive Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets Company's objective is to create shareholder value through Increased earnings from reduced lag, disciplined cost management and long-term asset growth A competitive dividend that complements this growth platform *FFO / Adjusted Debt is a non-GAAP measure that is defined in Appendix A 92

Cash Flow and Financing Strategy 93

2011-2012 Net Free Cash Flow Net Free Cash Flow* ("NFCF") expected to improve from 2011 to 2012 Common dividends assumed at $0.83 per share in 2011 and 2012 for illustrative purposes and not an indication of Board of Directors' approval 2012 dividends increase due to impact of Equity Units conversion in June 2012 Expect NFCF to remain negative in 2013-14 due mostly to environmental and transmission capital expenditures; positive NFCF anticipated by 2015 Projected 2011 and 2012, By Year Projected 2011-12, Combined *Net Free Cash Flow is a non-GAAP financial measure and is defined in Appendix A 94

2011 and 2012 Financing Strategy Debt 2011- Anticipated KCP&L long-term debt issuance of $300M - $400M to refinance November 2011 long-term maturity of $150M at 6.50% and repay short-term debt 2012 - GMO $500M Senior Notes at 11.875% mature July 2012; assumed to be refinanced through (1) remarketing of $287.5M Equity Units' debt by GPE and (2) $250M long-term debt issue by GMO or GPE Equity Equity Units conversion anticipated in June 2012 No incremental cash flow other than from debt remarketing referenced above No additional equity issuance currently anticipated through 2013 Issuing equity may be considered to finance asset growth if expected to be EPS-accretive within 12-24 months of issuance 95

Concluding Thoughts Michael J. Chesser Chairman and CEO 96

GXP - A Compelling Investment Thesis..... Proven track record of constructive regulatory treatment Credibility with regulators in terms of planning and execution of large, complex projects Competitive retail rates on a regional and national level supportive of potential future investment Diligent Regulatory Approach Target significant reduction in regulatory lag Seek to deliver earnings growth and increasing and sustainable cash dividends as a key component of TSR Improvement in / stability of key credit metrics is a priority Focused on Shareholder Value Creation Excellent Relationships with Key Stakeholders Customers - Tier 1 customer satisfaction Suppliers - strategic supplier alliances focused on long-term supply chain value Employees - strong relations between management and labor (3 IBEW locals) Communities - Leadership, volunteerism and high engagement in the areas we serve Environmental - additional ~$1 billion of "High Likelihood" capital projects planned to comply with existing / proposed environmental rules Transmission - additional $0.4 billion of capital additions planned Renewables - driven by Collaboration Agreement and MO/KS RPS; potential capital additions if attractive equity financing is available Other Growth Opportunities - selective future initiatives that will leverage our core strengths Attractive Platform for Long-Term Growth 97

.....Which Will Deliver Value to Shareholders Earnings Growth Expected Through Reduced Regulatory Lag, Disciplined Cost Management and Long-Term Rate Base Growth Competitive Dividend Goal to Maintain Competitive Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets Objective: Improved Total Shareholder Returns 98

PART 5 Q&A 99

Great Plains Energy 2011 Analyst Meeting August 8, 2011 100

Appendix A - Non-GAAP Measures 101

Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission of electricity by others. The Company's expense for fuel, purchased power and transmission of electricity by others, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L's Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment's operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company's definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) (Unaudited) (Unaudited) (Unaudited) 102

Credit Metric Reconciliation to GAAP Funds from operations (FFO) to adjusted debt is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO to adjusted debt, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO to debt. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions. The denominator of the ratio is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments related to securitized receivables and accrued interest. Management believes that FFO to adjusted debt provides a meaningful way to better understand the Company's credit profile. FFO to adjusted debt is used internally to help evaluate the possibility of a change in the Company's credit rating. 103

Credit Metric Reconciliation to GAAP Funds from operations (FFO) interest coverage ratio is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO interest coverage, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO interest coverage. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions plus adjusted interest expense (non-GAAP). The denominator of the ratio, adjusted interest expense, is defined as interest charges (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments needed to match Standard & Poor's calculation. Management believes that FFO interest coverage provides a meaningful way to better understand the Company's credit profile. FFO interest coverage is used internally to help evaluate the possibility of a change in the Company's credit rating. 104

Credit Metric Reconciliation to GAAP Adjusted debt to total adjusted capitalization is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Adjusted debt to total adjusted capitalization, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating the ratio of debt to debt and equity. The numerator of the ratio, adjusted debt, is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to securitized receivables, operating leases, hybrid securities, post- retirement benefit obligations, accrued interest, power purchase agreements and asset retirement obligations. The denominator of the ratio, total adjusted capitalization, is defined as the sum of equity balances (GAAP) plus non- GAAP adjustments related to hybrid securities plus the non-GAAP adjusted debt as defined for the numerator. Management believes that adjusted debt to total adjusted capitalization provides a meaningful way to better understand the Company's credit profile. Adjusted debt to total adjusted capitalization is used internally to help evaluate the possibility of a change in the Company's credit rating. 105

Great Plains Energy Reconciliation of Net Free Cash Flow ("NFCF") (Unaudited) Net Free Cash Flow ("NFCF") is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). NFCF, as used by Great Plains Energy, is calculated from the Consolidated Statement of Cash Flows as Net Cash From Operating Activities less cash outflows for Utility Capital Expenditures and Dividends Paid. Management believes that NFCF is an important measurement in evaluating financing and/or dividend alternatives. The Company's definition of NFCF may differ from similar terms used by other companies. GAAP Dividends Paid includes an assumed $0.83 of common dividends in 2011 and 2012 for illustrative purposes only and is not an indication of approval of such amount by the Company's Board of Directors 106

Appendix B - Regulatory 107

Key Elements of 2006-11 Rate Cases 1 Rate Base amounts are approximate amounts since the cases were black box settlements; 2 Approximately $7.7 million for L&P is deferred and will be phased in, including carrying costs, over a two-year period; 3 MPS 11.6%, L&P 12.8%; 4MPS 10.5%, L&P 11.9%; 5 MPS 7.2%, L&P 21.3%, 6 Not available due to black box settlement (in $ millions) 108

Regulatory Ratemaking Process - Missouri and Kansas 109

Currently–Utilized Methods of Cost Recovery

Jurisdiction	Revenue Requirement	Method of Recovery	Comment
KCP&L-KS	Fuel, purchased power and environmental consumables and certain transmission charges, less bulk power sales revenue	Quarterly adjustment based on forecasted cost, with annual true-up	Annual true-up adjusts prices for actual costs, offset by actual revenues from bulk power sales, protecting both customers and investors from forecast errors
KCP&L-KS	General capital investments	Traditional rate case, with predetermination and CWIP available by statute but at Company's election	While not a specific cost recovery mechanism, predetermination can define the ratemaking principles to be applied for future cost recovery of a specific project
KCP&L-KS KCP&L-MO GMO	Energy efficiency / DSM programs	Expenditures deferred as a regulatory asset for subsequent recovery. Deferred costs are recovered through separate KWh charge adjusted annually in KS	Smoothes period expenses for DSM/energy efficiency programs, matching recognition of expense with recovery
KCP&L-KS KCP&L-MO GMO	Pension / OPEB expenses	Amount over/under base rates deferred as a regulatory asset/liability for subsequent recovery. Deferred costs are included in rate base in Missouri but not in Kansas	Smoothes period expenses compared with amount in base rates, matching recognition of expense with recovery
KCP&L-KS KCP&L-MO GMO	Extraordinary storm damages	Able to request deferral of expenses for consideration of future recovery	Smoothes period expenses for extraordinary storm restoration costs, with recovery considered in next case
KCPL-MO	Bulk Power Off System Sales Margins	Asymmetrical tracker to track excess margins over the amount in rates	Company returns to customers any excess non-firm off-system sales margins above the amount in rates. Any shortfall compared to the amount in rates is totally borne by the Company
KCP&L-MO GMO	Iatan 2 and Iatan 1 and 2 Common Plant O&M	Tracks actual O&M versus amount included in base rates	Provides recovery for new plant O&M until a history of actual costs is available
GMO	Fuel, purchased power and environmental consumables, less bulk power sales	Semi-annual adjustment based on actual cost compared with amounts in base rates, with annual true-up	Adjusts prices for over/under collection, protecting both customers and investors

GREAT PLAINS ENERGY 110 2011 Analyst Meeting

Other Available Methods of Regulatory Cost Recovery Jurisdiction Cost Recovery Method Authorized by Statute? Precedent for Use in State? Comment Kansas Environmental Cost Recovery Rider (ECRR) No Yes Allows separate annually-adjusted per-kWh charge to reflect capital costs for investments in environmental controls. Can be initiated outside of a general rate case. Requested for LaCygne project Kansas Construction Work in Progress (CWIP) Yes Yes Allows inclusion in rate base and base rates of capital costs for investments not yet completed and in-service. Must be requested in a general rate case Kansas Transmission Delivery Charge (TDC) Rider Yes Yes Allows separate annually-adjusted per-kWh charge for recovery of transmission system operating costs. Can be initiated outside of a general rate case Kansas Property Tax Surcharge Yes Yes Allows separate annually-adjusted (+/-) per-kWh charge to recover incremental actual property tax costs. Can be initiated outside of a general rate case 111

Other Available Methods of Regulatory Cost Recovery Jurisdiction Revenue Requirement Authorized by Statute? Precedent for Use in State? Comment Missouri Environmental Cost Recovery Mechanism (ECRM) Yes No Allows periodic rate adjustments to reflect net increases or decreases in prudently incurred costs directly related to compliance with environmental laws, regulations or rules. Must initiate in a general rate case Missouri - KCP&L Fuel, purchased power and environmental consumables, less bulk power sales using either a Fuel Adjustment Clause (FAC) or an Interim Energy Charge (IEC) Yes Yes Adjusts rates for increases and decreases in prudently-incurred costs. As part of the CEP, KCP&L agreed not to seek an FAC until 2015. However, may request an IEC in a general rate case Missouri Expense Trackers as authorized by the Commission based on individual utility circumstances No Yes A utility may request a tracker to capture increases or decreases from amounts in rates Missouri Renewable Energy Standard Rate Adjustment (RESRAM) - provides recovery of renewable energy standard (RES) compliance costs Yes No Allows recovery of prudently-incurred RES capital and expense, including solar rebates, to meet RES Missouri Demand Side Programs Investment Mechanisms (DSIM) - provides recovery of performance incentives, sharing of benefits, cost recovery and lost revenues Yes No Allows periodic rate adjustments related to recovery of costs and utility incentives for investments in demand-side programs. Balances supply-side and demand-side plans by utility 112

Appendix C - Guidance Assumptions 113

Guidance Assumptions KCP&L-MO Wholesale Margin KCP&L Missouri ("KCP&L-MO") customer rates are set assuming KCP&L earns a prescribed level of wholesale margin* ("cap") to achieve its revenue requirement If cap is exceeded, excess margin booked as a regulatory liability to be returned, with interest, to customers in the next rate case If cap not achieved, KCP&L falls short of its revenue requirement with no regulatory mechanism to recover the shortfall Two distinct caps apply to 2011 $11.7M Pro-rated cap for September 2010 to April 2011 No excess margin booked as a regulatory liability in 2010 or 2011 $45.9M Annual cap for May 2011 to April 2012 Excess margin books as a regulatory liability whenever cap is exceeded, which could be in 2011 or 2012 Earnings and cash in a fiscal year could be significantly impacted by timing of wholesale margins $45.9M Annual cap continues in May 2012, absent a new rate case *Also referred to as non-firm wholesale electric sales margin (wholesale margin offset) in the most recent 10Q 114

Guidance Assumptions Depreciation, CWIP, AFUDC Depreciation and Amortization KCP&L-MO regulatory amortization of $3.5M/month ended May 2011 KS Iatan 2 depreciation for full year 2011 and 2012 MO Iatan 2 traditional depreciation for partial year 2011, full year 2012 KCP&L began in May 2011, GMO began in June 2011 Change in depreciation rates from rate case orders Depreciation growing for plant placed in service and not in current rates Construction Work in Progress (CWIP) / Accumulated Funds Used During Construction (AFUDC) 115

Guidance Assumptions Income Taxes Effective income tax rate of approximately 33% for 2011 and 2012 Federal/State combined statutory rate of approximately 38.9% impacted by: AFUDC Equity (non-taxable) Wind Production Tax Credits ("PTC") Advanced Coal Investment tax credits Do not expect to generate significant income tax liability or pay significant income taxes during 2011 and 2012 due to: Bonus depreciation of approximately $300M in 2011 and $200M in 2012 Differences between book and tax depreciation, primarily related to seven year depreciable tax life for pollution controls recently placed in service at Iatan facilities Impacts from 2011 Special Factors Ongoing wind PTC 116

Guidance Assumptions Deferred Income Taxes Year-end 2010 deferred tax income taxes include: $204.3M tax credit carry forwards primarily related to Advanced Coal Investment Tax Credits, wind Production Tax Credits, and Alternative Minimum Tax ("AMT") credits ($89.8M related to GMO acquisition) Coal and wind credits expire in 2028 to 2030 AMT credits do not expire $1.0M Federal and state valuation allowance $409.2M Net Operating Loss ("NOL") carry forward with approximately $366.9M related to the GMO acquisition Federal NOL carry forwards expire in years 2023 to 2030 $25.7M state valuation allowance Do not expect to generate significant income tax liability during 2011 and 2012 (see previous slide) Do not anticipate paying significant income taxes through the end of 2015 Expect to utilize year-end 2010 NOL and tax credit carry forwards, net of valuation allowances Expect to generate additional NOL in 2011 and 2012 Estimate that impact of bonus depreciation in 2011 and 2012 has delayed paying significant income taxes by about two years 117